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                                                                       EXHIBIT B



                             JOINT FILING AGREEMENT

         The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended.

Dated: June 18, 2002


                                     /s/    J. Mark Roper
                                     -------------------------------------------
                                            J. Mark Roper


                                     ESTATE OF JOE G. ROPER

                                     By:   /s/  J. Mark Roper
                                           -------------------------------------
                                           J. Mark Roper, Independent Executor